POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Michael L. Gravelle, Tessa Cantonwine, Stephanie Jurgens, or either of them signing singly, the undersigned?s true and lawful attorney in
fact to: (1)	execute for and on behalf of the undersigned, in the undersigned?s capacity as an officer and/or director of F&G Annuities & Life, Inc. (the ?Company?), a Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership), including any amendments thereto, and/or Form 5 (Annual Statement of Changes in Beneficial Ownership),
in accordance with Section 16(a) of the Securities Exchange Act of 1934, as
amended (the ?Exchange Act?), and the rules thereunder; (2)	do and perform any
and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such Form(s) and to timely file such Form(s) with the United States Securities and Exchange Commission and any stock exchange or similar authority, including without limitation the filing of a
Form ID or any other documents necessary or appropriate to obtain codes and passwords or otherwise enable the undersigned to file the Forms 3, 4 and 5
electronically with the SEC; and (3)	take any other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact?s discretion. The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney in fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned?s responsibility to comply with, or any liability for the failure to comply with, any provision of Section
16 of the Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4 and 5 (including any amendments) thereto with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys in fact. This Power of Attorney supersedes any prior power of attorney in connection with the undersigned?s capacity as an officer and/or director of the Company. This Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to be employed with and/or to serve as director of the Company. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of June,
2026. 							/s/ Michael Bailey